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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 26, 2007

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 26, 2007, Atwood Oceanics, Inc. (the “Registrant”), as guarantor, and its wholly-owned subsidiary, Atwood Oceanics Pacific Limited, as borrower, entered into a credit agreement with several banks with Nordea Bank Finland PLC, New York Branch, as Administrative Agent for the lenders, Lead Arranger and Book Runner. The credit agreement provides for a secured 5-year $300,000,000 non-amortizing revolving loan facility with maturity in October 2012, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants. Loans under the facility will bear interest at varying rates ranging from 0.70% to 1.25% over Eurodollar Rate, depending upon the ratio of outstanding debt to earnings before interest, taxes and depreciation. The collateral for the credit agreement consists primarily of preferred mortgages on three of our active drilling units (ATWOOD EAGLE, ATWOOD HUNTER and ATWOOD BEACON). The credit agreement contains various financial covenants that, among other things, require the maintenance of certain leverage and interest expense coverage ratios. The credit facility will provide funding for future growth opportunities and for general corporate needs. Currently, no funds have been borrowed under the credit facility. A copy of the credit agreement is filed herewith as Exhibit 10.1.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On October 26, 2007, the Registrant terminated the credit agreement, as amended, originally dated April 1, 2003 among the Registrant, Atwood Oceanics Pacific Limited, and Nordea Bank Finland Plc and the lenders thereto.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER A OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

      On October 26, 2007, the Registrant entered into a credit agreement more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.1	Credit Agreement dated October 26, 2007

99.1     Press Release dated November 1, 2007

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Registrant’s dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Registrant’s annual report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

10.1               Credit Agreement dated October 26, 2007

99.1	Press Release dated November 1, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: November 1, 2007